                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 28, 2001, except for the matters described in Note 3, as to which the date is April 23, 2001, with respect to the consolidated financial statements and schedules of The Williams Companies, Inc. included in this Current Report on Form 8-K:

Form S-3:             Registration No. 333-20929; Registration No. 333-35097;
                      Registration No. 333-29185; Registration No. 333-24683;
                      Registration No. 333-66141; Registration No. 333-20927;
                      Registration No. 333-39800

Form S-8:             Registration No. 33-36770; Registration No. 33-44381;
                      Registration No. 33-40979; Registration No. 33-45550;
                      Registration No. 33-43999; Registration No. 33-51539;
                      Registration No. 33-51543; Registration No. 33-51551;
                      Registration No. 33-51549; Registration No. 33-51547;
                      Registration No. 33-51545; Registration No. 33-56521;
                      Registration No. 33-58671; Registration No. 333-03957;
                      Registration No. 333-11151; Registration No. 333-40721;
                      Registration No. 333-33735; Registration No. 333-30095;
                      Registration No. 333-48945; Registration No. 333-61597;
                      Registration No. 333-90265; Registration No. 333-76929;
                      Registration No. 333-51994
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                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
May 16, 2001